Exhibit 10.2
EXECUTION VERSION

REGISTRATION AND LIQUIDITY RIGHTS AGREEMENT
by and between
EQUITY ONE, INC.,
and
LIBERTY INTERNATIONAL HOLDINGS LIMITED
Dated as of January 4, 2011

REGISTRATION AND LIQUIDITY RIGHTS AGREEMENT
     This REGISTRATION AND LIQUIDITY RIGHTS AGREEMENT (this “Agreement”) is dated as of January 4, 2011, by and between Equity One, Inc., a Maryland corporation (“Equity One”), and Liberty International Holdings Limited (“LIH”), a private company limited by shares organized under the laws of England and Wales (the “Holder” and collectively with any permitted transferee or assignee hereunder, the “Holders”). Certain capitalized terms used in this Agreement are defined in Article 1 of this Agreement.
RECITALS
     WHEREAS, LIH, Capital Shopping Centers plc, a public limited company organized under the laws of England and Wales and Equity One are parties to that certain Contribution Agreement, made as of May 23, 2010, as amended on November 8, 2010 (the “Contribution Agreement”) pursuant to which LIH has agreed to contribute all of the outstanding shares of common stock of C&C (US) No. 1, Inc., a Delaware corporation (“CapCo”), and Equity One has agreed to contribute certain other assets, in each case to a limited liability company, to be formed as set forth in the Contribution Agreement and named EQY-CSC LLC, (“EQY-CSC”), on such terms and in exchange for such consideration as set forth in the Contribution Agreement;
     WHEREAS, in consideration for its contribution of CapCo Common Stock to the EQY-CSC, EQY-CSC will issue EQY-CSC Class A Shares to LIH that shall be redeemable for cash or shares of EQY Common Stock in accordance with the terms of the Operating Agreement;
     WHEREAS, concurrently with the Closing, pursuant to that certain Subscription Agreement, dated as of January 4, 2011, between LIH and Equity One (the “Subscription Agreement”), LIH will receive shares of EQY Common Stock and one share of Class A Common Stock of Equity One, in exchange for the delivery and assignment to Equity One of the CapCo Note; and
     WHEREAS, Equity One and LIH desire to enter into this Agreement in order to grant LIH the registration and liquidity rights contained herein.
     NOW THEREFORE, in consideration of the premises and the mutual promises and covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, LIH and Equity One hereby agree as follows:
ARTICLE 1. DEFINITIONS
     1.1 Definitions. For purposes of this Agreement, the following terms shall have the respective meanings:
     (a) “Affiliate” means with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     (b) “Beneficially Own(s)” and “Beneficial Ownership” and similar formulations have the same meanings as used for purposes of Section 13(d) of the Exchange Act and, for the avoidance of doubt, with respect to the Holders, Beneficial Ownership of EQY Common Stock shall include shares of EQY Common Stock issuable in redemption of the EQY-CSC Class A Shares Beneficially Owned by the Holders.
     (c) “Block Out Day” means any day that (1) Equity One has suspended its obligations to effect a Qualified Offering pursuant to Section 2.3(a)(iii) or (a)(iv); (2) Equity One has suspended use of the prospectus forming part of Registration Statement pursuant to Section 2.8; or (3) a Holder is subject to a lock-up pursuant to Section 5.1.
     (d) “Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to be closed.
     (e) “CapCo Common Stock” means collectively, the shares of Class A common stock of CapCo, $1.00 par value per share, and shares of Class B common stock of CapCo, $1.00 par value per share.
     (f) “CapCo Note” means that certain $67.0 million promissory note of CapCo, dated as of May 13, 2010 and attached as Exhibit A to the Subscription Agreement.
     (g) “Class A Common Stock” means the share of Class A Common Stock of Equity One, $0.01 par value per share, issued pursuant to the Subscription Agreement.
     (h) “Closing” means the closing of the transactions contemplated by the Contribution Agreement.
     (i) “Commission” means the Securities and Exchange Commission and any successor thereto.
     (j) “Equity One Board” means the Board of Directors of Equity One as constituted from time to time.
     (k) “Equityholders Agreement” means that certain Equityholders Agreement, dated as of May 23, 2010, among Equity One, LIH, Gazit-Globe Ltd. and the other parties named therein, attached as Exhibit C to the Contribution Agreement.
     (l) “EQY Common Stock” means shares of common stock of Equity One, $0.01 par value per share, but does not include the share of Class A Common Stock.
     (m) “EQY Shares” means any and all shares of EQY Common Stock (i) issued to LIH pursuant to that certain Subscription Agreement, (ii) issuable to LIH upon redemption of the EQY-CSC Class A Shares held by LIH pursuant to the Operating

Agreement and (iii) issued or issuable with respect to the foregoing by way of a stock dividend or a stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise.
     (n) “EQY-CSC Class A Share” means a Class A Share of EQY-CSC, which has the rights, preferences and privileges designated in the Operating Agreement.
     (o) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
     (p) “Market Value” means, with respect to a share of EQY Common Stock on a particular date or at a particular time if the Market Value is being determined intra-day, the following: (i) if the shares of EQY Common Stock are listed or admitted to trading on any national securities exchange, the closing price on such day as reported by such national securities exchange, or if the Market Value is being determined intra-day, the last reported sale price at such time of determination, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the shares of EQY Common Stock are not listed or admitted to trading on any national securities exchange, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by Equity One; (iii) if the shares of EQY Common Stock are not listed or admitted to trading on any national securities exchange and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by Equity One, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; or (iv) if none of the conditions set forth in clauses (i), (ii), or (iii) is met then Market Value shall be determined in good faith by the Equity One Board and certified by resolution thereof.
     (q) “Operating Agreement” means the Limited Liability Company Agreement of EQY-CSC, in the form attached as Exhibit D to the Contribution Agreement to be effective as of the Closing, as thereafter amended, restated, modified, supplemented or replaced.
     (r) “Parent” means Capital Shopping Centres Group plc, a public limited company organized under the laws of England and Wales.
     (s) “Person” means an individual, corporation, partnership (whether general or limited), limited liability company, trust, estate, unincorporated organization, association, custodian, nominee or any other individual or entity in its own or any representative capacity.
     (t) “Qualified Offering” means a transaction (including an offering pursuant to an effective registration statement) in which EQY Shares are sold to an underwriter on a firm commitment basis for reoffering and resale to the public, an offering that is a “bought deal” with one or more investment banks, a block trade or other sale of EQY Shares to one or more purchasers in a private placement transaction pursuant to a limited offering or sales process.
     (u) “Registrable Securities” means the EQY Shares; provided, however, that such Registrable Securities shall cease to be Registrable Securities with respect to any Holder when:
     (i) a registration statement with respect to the sale of such Registrable Securities has become effective under the Securities Act and all such Registrable Securities have been disposed of in accordance with such registration statement;
     (ii) such Registrable Securities have been sold under any section of Rule 144 (or any successor rule) under the Securities Act;
     (iii) such Registrable Securities can be disposed of without registration or limitation pursuant to Rule 144 (or any successor rule); provided that if any Holder and its Affiliates Beneficially Own, in the aggregate, EQY Shares with a Market Value of at least $50 million, all EQY Shares owned by such Holder and its Affiliates shall remain Registrable Securities even though such shares may be sold without registration or limitation pursuant to Rule 144 under the Securities Act;
     (iv) such Registrable Securities are held by Equity One or one of its subsidiaries;
     (v) such Registrable Securities have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of such securities; or
     (vi) upon the Termination Date.
     (v) “Registration Expenses” means any and all expenses incident to the performance of, or compliance with, this Agreement, including without limitation: (i) all registration and filing fees; (ii) all fees and expenses associated with a required listing of the Registrable Securities on any securities exchange or quotation service; (iii) fees and expenses with respect to filings required to be made with the New York Stock Exchange (and/or such other national securities exchange or national quotation service on which             shares of EQY Common Stock are then listed or quoted) or the Financial Industry Regulatory Authority; (iv) fees and expenses of compliance with securities or “blue sky” laws (including reasonable fees and disbursements of counsel for the underwriters or holders of securities in connection with blue sky qualifications of the securities and determination of their eligibility for investment under the laws of such jurisdictions); (v) printing expenses, messenger, telephone and delivery expenses; (vi) fees and disbursements of counsel for Equity One and customary fees and expenses for independent certified public accountants retained by Equity One (including the expenses of any comfort letters or costs associated with the delivery by independent registered public accountants of a comfort letter or comfort letters); and (vii) the expenses incurred by Equity One in connection with making road show presentations and holding meetings with potential investors to facilitate the distribution; provided, however, that Registration Expenses shall not include, and Equity One shall not have any obligation to pay, any underwriting or placement agent discounts or commissions, if applicable, attributable to the sale of such Registrable Securities, any legal fees and expenses of counsel to any Holder, or any transfer taxes relating to the registration or sale of the Registrable Securities.
     (w) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
     (x) “Selling Holder” means a Holder who is selling Registrable Securities pursuant to a registration statement.
     (y) “Transaction Documents” has the meaning set forth in the Contribution Agreement.
     (z) “Termination Date” means ten (10) years from the date of this Agreement.
     1.2 List of Other Defined Terms. The following capitalized terms are defined in the sections or articles set forth below:

“Agreement”	Introductory Paragraph
“CapCo”	Recitals
“Contribution Agreement”	Recitals
“Effectiveness Period”	Section 2.2
“Equity One”	Introductory Paragraph
“EQY-CSC”	Recitals
“Halted Offering”	Section 2.3(b)
“Holder” and “Holders”	Introductory Paragraph
“Initial Registration Statement”	Section 2.1
“Inspectors”	Section 3.1(m)
“LIH”	Introductory Paragraph
“Permitted Period”	Section 2.8
“Qualified Offering Notice”	Section 2.3(a)
“Records”	Section 3.1(m)
“Registration Default”	Section 2.9(a)
“Registration Default Date”	Section 2.9(a)
“Registration Statement”	Section 2.1
“Special Payments”	Section 2.9(a)
“Special Payment Multiplier”	Section 2.9(b)
“Special Payment Price”	Section 2.9(b)
“Stand-Off Period”	Section 5.1
“Subscription Agreement”	Recitals
“Violation”	Section 4.1

ARTICLE 2. REGISTRATION RIGHTS
     2.1 Shelf Registration. As of the date hereof, an “automatic shelf registration statement” as defined under Rule 405 under the Securities Act on Form S-3 (File No. 333-166800) permitting the public offering and sale of all Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act (the “Initial Registration Statement”) has been filed with the Commission and is currently effective under the Securities Act. If during the Effectiveness Period the Initial Registration Statement shall cease to be effective, then Equity One shall promptly, but in any event within thirty (30) Business Days thereof, file with the Commission and use reasonable efforts to cause to be declared effective a registration statement on an appropriate form under the Securities Act permitting the public offering and sale of all Registrable Securities on a continuous basis pursuant to Rule 415 under the Securities Act (any such registration statement, together with the Initial Registration Statement, the “Registration Statement”).
     2.2 Effectiveness Period. Equity One shall keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities cease to be Registrable Securities (the “Effectiveness Period”). During the Effectiveness Period, Equity One shall supplement or make amendments to the Registration Statement, if required by the Securities Act or if reasonably requested by the Holders or an underwriter of the Registrable Securities (whether or not required by the form on which the Registrable Securities are being registered), including to reflect any specific plan of distribution or method of sale, and shall use its best efforts to have such supplements and amendments declared effective, if required, as soon as practicable after filing.
     2.3 Qualified Offerings.
     (a) Subject to Section 2.8, at any time during the Effectiveness Period, a Holder may notify Equity One in writing that such Holder desires to sell its Registrable Securities by means of a Qualified Offering (“Qualified Offering Notice”) and Equity One shall take all commercially reasonable steps to facilitate such offering, including the actions required by Article 3 hereof; provided, however, that Equity One shall not be obligated to effect, or take any action to effect, a Qualified Offering if:
     (i) the Registrable Securities to be sold in the Qualified Offering do not have an aggregate Market Value of at least $50 million as of the date of such Qualified Offering Notice;
     (ii) such Qualified Offering Notice is received (x) less than 180 days after the last date on which a Qualified Offering was effected pursuant to this Section 2.3, or if longer, (y) before the expiration of any lock-up period required by the underwriters in the prior Qualified Offering if such lock-up period is not waived by the underwriters;
     (iii) at the time Equity One receives a Qualified Offering Notice, Equity One is actively undertaking an underwritten offering of its stock and Equity One had previously delivered a written notice to the Holders in accordance with Section 6.5 of its intention to undertake such proposed underwritten offering;

provided that immediately following the date that Equity One ceases to actively pursue or has completed such offering, subject to Section 5.1, Equity One shall again be obligated to effect a Qualified Offering pursuant to this Section 2.3 unless the Holder has withdrawn its request to effect a Qualified Offering; or
     (iv) at the time Equity One receives a Qualified Offering Notice, Equity One is in active discussions with underwriters regarding an underwritten offering of EQY Common Stock and it is reasonably likely that such an underwritten offering will be promptly initiated by Equity One, but Equity One has not yet delivered a written notice to LIH in accordance with Section 2.3(a)(iii); provided, however, that Equity One shall not be entitled to invoke this Section 2.3(a)(iv) to avoid its obligations to effect a Qualified Offering at any time that Equity One has completed two (2) underwritten offerings in any rolling 365-day period;
     provided, however, Equity One shall not be entitled to invoke either Section 2.3(a)(iii) or (iv) to avoid its obligations to effect a Qualified Offering at any time that the Holder shall have been subject to an aggregate of 120 or more Block Out Days in any rolling 365-day period.
     (b) Any request for a Qualified Offering hereunder shall be made to Equity One by a Qualified Offering Notice delivered to Equity One in accordance with the notice provisions set forth in Section 6.5 of this Agreement. Notwithstanding the foregoing or any other provisions of this Agreement, Equity One shall be obligated to effect no more than four (4) Qualified Offerings pursuant to this Section 2.3 during the term of this Agreement. An offering pursuant to this Section 2.3 shall not be counted as a Qualified Offering unless such offering is completed; provided however that such offering will be counted as a Qualified Offering if Equity One complies with all its obligations under this Agreement and such offering did not close because the Selling Holders rejected the ultimate price. In the event that (a) LIH delivers a Qualified Offering Notice that is not withdrawn before Equity One has undertaken significant actions toward complying with its obligations under this Section 2.3 in response to such notice, (b) Equity One complies with all of its obligations under this Agreement and (c) the offering contemplated by such notice does not close for any reason other than a fact, event, development or circumstance relating to the business and operations of Equity One and not to the public markets generally, then such offering shall be deemed a “Halted Offering”, and the Selling Holders shall bear the Registration Expenses in connection therewith. Equity One shall have no further obligations to effect an offering under this Section 2.3 after there has occurred four (4) Qualified Offerings and two (2) Halted Offerings. For purposes of this Section 2.3(b), “significant actions” shall mean the engagement of underwriters, legal counsel and accountants by Equity One in connection with such offering after receiving a Qualified Offering Notice.
     (c) In connection with each Qualified Offering pursuant to this Section 2.3, Equity One and LIH will jointly determine in good faith:
     (i) the lead book runner(s) and/or placement agents, if any; and

     (ii) such other matters affecting the structure and marketing of the Qualified Offering.
     (d) The rights of LIH set forth in this Section 2.3 are personal to LIH and except for a transfer or assignment to Parent or a controlled Affiliate of Parent, may not be transferred or assigned (whether by operation of law or otherwise). Any such attempted transfer or assignment shall be void and of no effect.
     2.4 Piggyback Rights.
     (a) If, at any time after the date which is five years from the date hereof, Equity One proposes to conduct an underwritten public offering of any of its stock or other equity securities solely for cash pursuant to an effective registration statement under the Securities Act (other than registrations on Form S-8 or S-4 (or any successor forms) or registrations in connection with dividend reinvestment plans and stock purchase plans), then Equity One shall promptly give each Holder written notice of such proposed underwritten offering. Upon the written request of any Holder given within ten (10) days after receipt of such notice from Equity One, Equity One shall, subject to the provisions of Section 2.5(a), cause to be included in such offering all of the Registrable Securities that each such Holder requests to be included therein.
     (b) No registration of Registrable Securities effected under Section 2.4(a) shall relieve Equity One of its obligations pursuant to Sections 2.1, 2.2 or 2.3. From and after the date of this Agreement, Equity One shall not enter into any agreement providing any Person with registration rights with respect to securities of Equity One that are more favorable in any material respect than the rights granted to Holders under Section 2.4(a) or that would interfere with Equity One’s obligations and ability to effect a Qualified Offering pursuant to Section 2.3.
     (c) If, at any time Equity One is no longer able to invoke Sections 2.3(iii) or (iv) or delay rights pursuant to Section 2.8 LIH proposes to conduct a Qualified Offering pursuant to Section 2.3, Equity One shall, subject to the provisions of Section 2.5(b), have the right to include in such Qualified Offering shares of Equity One’s stock or other Equity One equity securities that Equity One wishes to include in such Qualified Offering.
     2.5 Underwriting Requirements.
     (a) In connection with any offering involving an underwriting of shares of Equity One’s stock or other Equity One equity securities under Section 2.4(a), Equity One shall not be required under Section 2.4(a) to include any of the Holders’ Registrable Securities in such underwriting unless such Holder accepts the terms of the underwriting as agreed upon between Equity One and the underwriters selected by it (or by other Persons entitled to select the underwriters). If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering pursuant to Section 2.4(a) exceeds the maximum amount of securities that the underwriters determine in their sole discretion can be sold in such offering without adversely affecting the success of the offering by Equity One then Equity One shall be required to include in such offering only that number of such Registrable Securities, if any, which the underwriters determine in their sole discretion, will not adversely affect the success of the offering (the Registrable Securities so included, if any, to be apportioned pro rata among the Selling Holders according to the total amount of securities requested to be included therein owned by each Selling Holder or in such other proportions if mutually agreed to by such Selling Holders); provided that other sellers of securities included in such offering shall also be cut-back pro rata based on the relative ownership of such other sellers and the Selling Holders.
     (b) In connection with any Qualified Offering, no inclusion of Equity One’s stock or other Equity One equity securities (or securities held by sellers that have notified Equity One that they wish to participate in such offering) shall be required under Section 2.4(c) if the total amount of securities requested by Equity One (or such other sellers to be included in such offering) exceeds the maximum amount of securities that the underwriters determine in their sole discretion can be sold in such offering without adversely affecting the success of the Qualified Offering by LIH and in such event only that number of such Equity One securities (or securities of other sellers that have requested to be included in such offering), which the underwriters determine in their sole discretion will not adversely affect the success of the offering will be included therein. As of the date of this Agreement, except for those agreements, arrangements or understandings identified on Schedule 2.5(b) attached hereto, there are no agreements, arrangements or understandings with any Person that grant such Person rights to participate in a Qualified Offering. From and after the date of this Agreement, Equity One will not enter into any new agreement, arrangement or understanding providing any Person with rights to participate in a Qualified Offering (or modify or amend any of the existing agreements, arrangements or understandings set forth on Schedule 2.5(b) to provide any Person with any new or additional rights to participate in a Qualified Offering); provided, however, that such agreements, arrangements, or understandings may be modified in any other way.
     2.6 Furnish Information. It shall be a condition precedent to the obligations of Equity One to take any action pursuant to this Article 2 with respect to the Registrable Securities of any Selling Holder that such Selling Holder furnish to Equity One such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Selling Holder’s Registrable Securities.
     2.7 Expenses of Registration.
     (a) Except as otherwise provided in this Agreement, Equity One shall bear all Registration Expenses incurred in connection with the registration of the Registrable Securities pursuant to this Agreement and Equity One’s performance of its other obligations under the terms of this Agreement. All registration and filing fees associated with registering the Registrable Securities on the Initial Registration Statement have been paid by Equity One on or prior to the date of the filing of the Initial Registration Statement. The Holders shall bear all underwriting discounts, commissions or taxes (including transfer taxes) attributable to the sale of Registrable Securities by the Holders and all expenses (other than any Registration Expenses) incurred in connection with the performance by the Holders of their obligations under the terms of this Agreement.
     (b) Notwithstanding the foregoing provisions or anything to the contrary contained herein, in the case of Qualified Offerings effected pursuant to Section 2.3, Equity One shall bear all reasonable Registration Expenses incurred in connection with the first two (2) of such Qualified Offerings, and the Holders will pay all reasonable Registration Expenses, including without limitation, Registration Expenses of Equity One (other than those set forth in clauses (i), (ii) and (iii) of the definition of Registration Expenses), in connection with any additional Qualified Offerings effected pursuant to Section 2.3. Notwithstanding the foregoing, if Equity One exercises its piggyback rights under Section 2.4(c) Equity One shall bear all reasonable Registration Expenses incurred in connection with such offering and such offering shall not be counted when determining whether Equity One has paid Registration Expenses in connection with the first two (2) of such Qualified Offerings.
     2.8 Delay Rights. Notwithstanding anything to the contrary contained herein, Equity One may, upon written notice (which notice shall include a certificate signed by an executive officer of Equity One that Equity One is suspending the use of the prospectus) to any Selling Holder whose Registrable Securities are included in the Registration Statement, suspend such Selling Holder’s use of any prospectus which is a part of the Registration Statement (in which event the Selling Holder shall discontinue sales of the Registrable Securities pursuant to the Registration Statement, but such Selling Holder may settle any such sales of Registrable Securities) if any of the following events occur: (a) Equity One is pursuing a material acquisition, merger, reorganization, disposition or other similar transaction and the Equity One Board determines in good faith that Equity One’s ability to pursue or consummate such a transaction would be materially adversely affected by any required disclosure of such transaction in the Registration Statement or (b) Equity One has experienced some other material non-public event the disclosure of which at such time, in the good faith judgment of the Equity One Board, would materially adversely affect Equity One; provided, however, in no event shall Equity One be entitled to impose any such suspension if the aggregate number of Block Out Days to which the Holder has been subject shall exceed one hundred and twenty (120) days in any rolling 365-day period (the “Permitted Period”). Upon disclosure of such information or the termination of the conditions described above or expiration of the Permitted Period, Equity One shall promptly (x) provide notice to the Selling Holders whose Registrable Securities are included in the Registration Statement, (y) terminate any suspension of sales it has put into effect and (z) take such other actions necessary to permit registered sales of Registrable Securities as required or contemplated by this Agreement, including, if necessary, preparation and filing of a post-effective amendment or prospectus supplement.
     2.9 Special Payments.
     (a) If, during the Effectiveness Period, the Registration Statement shall cease to be effective or otherwise fail to be usable for its intended purpose for any reason except as specifically permitted herein with respect to any applicable Permitted Period (any such event being referred to as a “Registration Default” and the date on which the Registration Statement ceases to be effective or otherwise usable being referred to as the “Registration Default Date”), then, in addition to any rights available to the Holders hereunder (including, without limitation, pursuant to Section 6.12) or under applicable law, Equity One shall pay the Holders an amount in cash, as partial liquidated damages and not a penalty, with respect to the Registrable Securities held by each such Holder, equal to 0.25% of the Special Payment Multiplier per 30 day period for the first 30 days following the Registration Default Date, increasing to 0.50% of the Special Payment Multiplier for the subsequent 30 day period and increasing to a maximum of 1.00% of the Special Payment Multiplier per each subsequent 30 day period (if the applicable Registration Default shall not have been cured by such period) until the applicable Registration Default is cured (the “Special Payments”). The Special Payments pursuant to the terms hereof shall apply on a daily pro rata basis for any portion of a month prior to the cure of a Registration Default. For purposes of this Section 2.9, a Registration Default shall be deemed cured on the date that (i) the Registration Statement is again effective and usable for its intended purpose and (ii) notice of such cure is delivered to the Holders in accordance with the notice provisions set forth in Section 6.5 of this Agreement.
     (b) For purposes of this Agreement, the “Special Payment Multiplier” means the product of the Special Payment Price times the Registrable Securities held by the applicable Holder; and “Special Payment Price” means the Exchange Price (as defined in the Contribution Agreement), as adjusted pursuant to the Contribution Agreement as of the Closing, subject to adjustment from time to time as follows:
     (i) Upon Dividends, Distributions, Subdivisions, Splits or Consolidations. If, at any time after the date of this Agreement, the number of outstanding shares of EQY Common Stock is (A) increased by a dividend or share distribution payable in shares of EQY Common Stock (or in securities convertible into, or exchangeable or exercisable for, EQY Common Stock) or by a subdivision or forward split of the outstanding shares of EQY Common Stock or (B) decreased by a consolidation or reverse split of the outstanding shares of EQY Common Stock, then the Special Payment Price shall be adjusted by multiplying such Special Payment Price immediately prior to such event by a fraction, the numerator of which shall be the number of shares of EQY Common Stock outstanding immediately prior to such event, and the denominator of which shall be the number of shares of EQY Common Stock outstanding immediately thereafter; provided that if a dividend or share distribution is payable in securities convertible into, or exchangeable or exercisable for, EQY Common Stock, then for purposes of determining the denominator above, the number of shares of EQY Common Stock outstanding immediately thereafter shall be deemed to include the maximum number of shares of EQY Common Stock (assuming the satisfaction of any conditions to convertibility, exercisability or exchangeability but without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the conversion, exercise or exchange of such securities.
     (ii) Other Adjustments. In the event of any reorganization, recapitalization, reclassification or other like change in the outstanding shares of EQY Common Stock at any time after the date of this Agreement for which an adjustment is not otherwise provided under Section 2.9(b)(i), the Special Payment

Price shall be equitably adjusted to reflect the effects of such reorganization, recapitalization, reclassification or other like change.
     (c) Notwithstanding anything to the contrary set forth in this Agreement, in the event that a Registration Default occurs after the date that LIH no longer Beneficially Owns any shares of EQY Common Stock issued pursuant to the Subscription Agreement, Special Payments will accrue as provided in Section 2.9 but will not be payable unless and until Equity One receives a redemption notice pursuant to the Operating Agreement and LIH notifies Equity One that it has a good faith intention to sell the shares of EQY Common Stock received upon the redemption of the EQY-CSC Class A Shares.
ARTICLE 3. REGISTRATION PROCEDURES
     3.1 Registration Procedures. Whenever required under Article 2 to effect the registration of any Registrable Securities or facilitate the distribution thereof pursuant to an effective registration statement (including the Registration Statement), Equity One shall, as expeditiously as reasonably practicable:
     (a) cause the Registration Statement to remain or be effective for the period set forth in Section 2.2 hereof;
     (b) prepare and file with the Commission such amendments, post-effective amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to cause or maintain the effectiveness of such registration statement and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the period in which such registration statement is required to be kept effective; provided, however, that before filing such registration statement or any amendments or supplements thereto or the prospectus used in connection therewith, Equity One will furnish copies of all such documents proposed to be filed, including documents incorporated by reference, to counsel for the Holders, the underwriters, if any, and counsel for the underwriters of Registrable Securities covered by such registration statement and provide reasonable time for such Holders, underwriters and their respective counsel to comment upon such documents if so requested by a Holder or any underwriters;
     (c) furnish to each Holder of Registrable Securities being registered and the underwriters, if any, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits) other than those which are being incorporated into such registration statement by reference, such number of copies of the prospectus contained in such registration statements (including each complete prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act in conformity with the requirements of the Securities Act, and such other documents, including documents incorporated by reference, as any Holder or underwriter may reasonably request to the extent such other documents are not available on the Commission’s Electronic Data Gathering Analysis and Retrieval System;

     (d) register or qualify all Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as the Holders and the underwriters of the securities being registered, if any, shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement is required to be kept effective, and take any other action which may be reasonably necessary or advisable to enable the Holders to consummate the disposition in such jurisdiction of the Registrable Securities owned by the Holders, provided, that Equity One shall not for any such purpose be required to qualify generally to do business as a foreign company or to register as a broker or dealer in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.1(d), or to consent to general service of process in any such jurisdiction, or to be subject to any material tax obligation in any such jurisdiction where it is not then so subject;
     (e) immediately notify the Holders if at any time a prospectus relating to the Registrable Securities is required to be delivered under the Securities Act, Equity One becomes aware of the happening of any event as a result of which the applicable registration statement or the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 2.8, at the request of the Holders, promptly prepare and furnish to the Holders a reasonable number of copies of a supplement to or an amendment of such registration statement or such prospectus as may be necessary so that such registration statement or, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
     (f) comply or continue to comply with the Securities Act and the Exchange Act and with all applicable rules and regulations of the Commission thereunder so as to enable any Holder to sell its Registrable Securities pursuant to Rule 144 promulgated under the Securities Act, including without limitation to:
     (i) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act;
     (ii) file with the Commission, in a timely manner, all reports and other documents required of Equity One under the Exchange Act; and
     (iii) to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144, furnish to such Holder upon request a written statement by Equity One as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of Equity One; and such other reports and documents as such Holder may reasonably request;

     (g) provide a transfer agent and registrar for all Registrable Securities covered by such registration statement not later than the effective date of such registration statement;
     (h) list all Registrable Securities covered by such registration statement on any securities exchange or national quotation system on which any such class of securities is then listed or quoted and cause to be satisfied all requirements and conditions of such securities exchange or national quotation system to the listing or quoting of such securities that are reasonably within the control of Equity One including, without limitation, registering the applicable class of Registrable Securities under the Exchange Act, if appropriate, and using commercially reasonable efforts to cause such registration to become effective pursuant to the rules of the Commission in accordance with the terms hereof;
     (i) notify each Holder, promptly after it shall receive notice thereof, of the time when such registration statement, or any post-effective amendments to such registration statement, shall have become effective, or a supplement to any prospectus forming part of such registration statement has been filed or when any document is filed with the Commission which would be incorporated by reference into the prospectus;
     (j) notify each Holder of any written comments by the Commission or any request by the Commission for the amendment or supplement of such registration statement or prospectus or for additional information and respond promptly to the Commission’s requests;
     (k) advise each Holder, promptly after it shall receive notice or obtain knowledge thereof, of (i) the issuance of any stop order, injunction or other order or requirement by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for such purpose and use all commercially reasonable efforts to prevent the issuance of any stop order, injunction or other order or requirement or to obtain its withdrawal if such stop order, injunction or other order or requirement should be issued, (ii) the issuance by any state securities or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or “blue sky” laws or the initiation or threat of initiation of any proceedings for that purpose and (iii) the removal of any such stop order, injunction or other order or requirement or proceeding or the lifting of any such suspension;
     (l) use best efforts to obtain as soon as practicable the lifting of any stop order that is issued suspending the effectiveness of such registration statement;
     (m) make available for inspection by any Selling Holder, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other professional retained by any such Holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of Equity One (collectively, the “Records”) as shall be reasonably requested, and cause Equity One’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with establishing a defense under Section 11 of the Securities Act with respect to such registration statement. Records which Equity One determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction;
     (n) subject to Section 2.3 hereof, if a disposition of Registrable Securities takes the form of a Qualified Offering, furnish to each Holder and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter, of (i) an opinion or opinions of counsel to Equity One and updates thereof and (ii) if eligible under applicable accounting standards, a comfort letter or comfort letters from Equity One’s independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters, as the case may be, as the Holders of a majority of the Registrable Securities included in such offering or the managing underwriter or underwriters therefor reasonably requests; and
     (o) subject to Section 2.3 hereof, if a disposition of Registrable Securities takes the form of a Qualified Offering, enter into a written underwriting, placement or similar agreement with any underwriters, placement agents or brokers in such form and containing such provisions as are customary for an issuer in connection with a secondary sale of equity securities pursuant to a Qualified Offering and Equity One will use its commercially reasonable efforts to facilitate a secondary sale of the Registrable Securities (including making members of senior management of Equity One reasonably available to participate in, and cause them to reasonably cooperate with the underwriters, placement agents and brokers in connection with, “road-show” and other customary marketing activities). The Selling Holders shall be parties to any such underwriting, placement or similar agreement.
3.2 Covenants of Holders.
     (a) In connection with the filing of any registration statement covering Registrable Securities, each Selling Holder shall furnish in writing to Equity One such information regarding such Holder (and any of its Affiliates), the Registrable Securities to be sold, the intended method of distribution of such Registrable Securities and such other information requested by Equity One as is necessary or as it reasonably deems advisable for inclusion in the registration statement relating to such offering pursuant to the Securities Act. Such writing shall expressly state that it is being furnished to Equity One for use in the preparation of a registration statement, preliminary prospectus, supplementary prospectus, final prospectus or amendment or supplement thereto, as the case may be. Each Selling Holder agrees to deliver or cause delivery of the prospectus contained in any registration statement to any purchaser of the shares covered by such registration statement from such Holder to the extent required by law.
     (b) Each Holder agrees by acquisition of the Registrable Securities that (i) upon receipt of any notice from Equity One of the happening of any event of the kind described in Section 3.1(e) hereof, such Holder will forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.1(e) hereof; (ii) upon receipt of any notice from Equity One of the happening of any event of the kind described in clause (i) of Section 3.1(k) hereof, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement until such Holder’s receipt of the notice described in clause (iii) of Section 3.1(k) hereof; and (iii) upon receipt of any notice from Equity One of the happening of any event of the kind described in clause (ii) of Section 3.1(k) hereof, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement in the applicable state jurisdiction(s) until such Holder’s receipt of the notice described in clause (iii) of Section 3.1(k) hereof.
ARTICLE 4. INDEMNIFICATION
     4.1 Indemnification by Equity One. To the fullest extent permitted by law, Equity One shall indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or such Holder’s securities or such underwriter within the meaning of the Securities Act or the Exchange Act, and each officer, director, agent, employee and partner of the foregoing against any losses, claims, damages, liabilities (joint or several), costs and expenses (or actions in respect of any of the foregoing), including amounts paid in settlement, arising out of or based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any other document incorporated by reference therein, (ii) the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, or (iii) any violation or alleged violation by Equity One of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Equity One will pay to each such indemnified Person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Equity One (which consent shall not be unreasonably withheld), nor shall Equity One be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing expressly for use in connection with such registration by such Holder, underwriter or controlling Person.
     4.2 Indemnification by the Holders. To the fullest extent permitted by law, each Selling Holder shall indemnify and hold harmless Equity One, each of its directors, each of its officers who has signed the registration statement in which the Selling Holder is participating, each Person, if any, who controls Equity One within the meaning of the Securities Act, any underwriter and any controlling person of any such underwriter, against any losses, claims, damages, liabilities (joint or several), costs and expenses (or actions in respect of any of the foregoing), including amounts paid in settlement, in connection with, arising out of or based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with information furnished in writing by such Holder expressly for use in connection with such registration statement, and each such Holder will pay to each such indemnified party any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld); provided, further, that the obligation to indemnify and hold harmless shall be several, not joint and several, among such Selling Holders and the liability of each such Selling Holder shall be in proportion to and limited to the gross proceeds received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement.
     4.3 Notices of Claims, Etc. In the event of the commencement of any action or proceeding (including any governmental investigation) with respect to which an indemnified party seeks indemnification or contribution pursuant to this Article 4, such indemnified party will promptly deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume, at the indemnifying party’s expense, the defense thereof, with counsel reasonably satisfactory to the indemnified party, by giving written notice to the indemnified party within twenty (20) days of the receipt of written notice from the indemnified party of such proceeding of its intention to do so and acknowledging in writing the obligations of the indemnifying party with respect to such proceeding; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of receipt of notice of any such proceeding shall not relieve the indemnifying party of any liability to the indemnified party under this Article 4 except to the extent the indemnifying party was materially prejudiced by such failure (and, in any event, the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Article 4). No indemnifying party, in the defense of any pending or threatened claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement unless such settlement (i) includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation and (ii) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.
     4.4 Contribution. If the indemnification provided for in this Article 4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 4.4 were to be determined solely by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. In no event shall the liability of an indemnifying party under this Section 4.4 be greater in amount than such Person would have been obligated to pay by way of indemnification if the indemnification provided for under Section 4.1 or Section 4.2 hereof, as applicable, had been available under the circumstances. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation. A Selling Holder’s obligation to contribute pursuant to this Section 4.4 shall be in proportion to and limited to the gross proceeds received by such Selling Holder from the sale of Registrable Securities pursuant to such registration statement.
     4.5 Survival; Conflict. The obligations of Equity One and the Holders under this Article 4 shall survive the completion of any offering of Registrable Securities in a registration statement under Article 2 or otherwise. Notwithstanding the foregoing, except to the extent set forth herein with respect to indemnification of Equity One, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with a Qualified Offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
ARTICLE 5. MARKET STAND-OFF AGREEMENT
     5.1 Market Stand-Off Agreement. Each Holder hereby agrees that it shall not, to the extent requested by an underwriter of securities of Equity One, directly or indirectly sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell (including without limitation any short sale), grant any option, right or warrant for the sale of or otherwise transfer or dispose of any Registrable Securities within seven (7) days prior to and for up to forty-five (45) days following the effective date of a registration statement of Equity One filed under the Securities Act or the date of an underwriting agreement with respect to a firm commitment underwritten public offering of Equity One’s securities without the consent of the underwriter (the “Stand-Off Period”); provided, however, that:
     (a) all executive officers and directors of Equity One and each member of the Gazit Group (as defined in the Equityholders Agreement) then holding EQY Common Stock shall enter into similar agreements for not less than the entire time period required of the Holders hereunder;

     (b) Equity One shall use commercially reasonable efforts to obtain similar agreements from each 5% or greater stockholder of Equity One, for not less than the entire time period required of the Holders hereunder; and
     (c) the Holders shall be allowed any concession or proportionate release allowed to any (i) officer, (ii) director, (iii) other 5% or greater stockholder of Equity One or (iv) any member of the Gazit Group that entered into similar agreements;
     provided further that this Section 5.1 shall not be applicable to a Holder at any time that the Holder has been subject to 120 or more Block Out Days in any rolling 365 day period.
     5.2 Lock-up. With respect to any Qualified Offering of Registrable Securities by Holders pursuant to Section 2.3 that is a firm commitment underwritten public offering or bought deal, Equity One agrees not to effect any public sale or distribution, or to file any registration statement (other than registrations on Form S-8 or S-4 (or any successor forms) or registrations in connection with dividend reinvestment plans and stock purchase plans) covering shares of EQY Common Stock or any derivatives thereof, within seven (7) days prior to and for up to forty-five (45) days following the effective date of such offering as requested by the managing underwriter for such offering. Equity One also agrees to use commercially reasonable efforts to cause such of its directors and senior executive officers to execute and deliver customary lock-up agreements in such form and for the entire time period required of Equity One hereunder.
ARTICLE 6. MISCELLANEOUS
     6.1 Termination; Survival. The rights of each Holder under this Agreement shall terminate upon the earlier of (a) the date that all of the Registrable Securities held by such Holder cease to be Registrable Securities, and (b) the Termination Date. Notwithstanding the foregoing, the obligations of the parties under Article 4, Section 6.3, Section 6.4, Section 6.12, Section 6.15 and Section 6.16 hereof, and any claim based on fraud or intentional misrepresentation, shall survive the termination of this Agreement.
     6.2 Counterparts. This Agreement may be executed manually or by facsimile in multiple counterparts. If so executed, all of such counterparts shall constitute but one agreement, and, in proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.
     6.3 Applicable Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State, without regard to the conflicts of law principles of such State.
     6.4 Prior Agreement; Construction; Entire Agreement. This Agreement, when taken with the other Transaction Documents, represents the entire agreement among each of the parties hereto with respect to the subject matter hereof. It is expressly understood that no representations, warranties, guarantees or other statements shall be valid or binding upon a party unless expressly set forth in this Agreement. It is further understood that any prior agreements or understandings between the parties with respect to the subject matter hereof have merged in this

Agreement, which alone fully expresses all agreements of the parties hereto as to the subject matter hereof and supersedes all such prior agreements and understandings.
     6.5 Notices. Any notice or communication required under or otherwise delivered in connection with this Agreement to any of the parties hereto shall be written and shall be delivered to such party at the following address:
If to LIH to:
Capital Shopping Centres Group plc
40 Broadway
London SW1H OBT
United Kingdom
Attn: Company Secretary
Fax: (44) 20 7887 0001
with a copy to (which shall not constitute notice to LIH):
Skadden, Arps, Slate, Meagher & Flom, LLP
155 North Wacker Drive
Chicago, Illinois 60606
Attn: Rodd M. Schreiber, Esq.
Fax: (312) 407-0411
If to Equity One to:
Equity One, Inc.
1600 N.E. Miami Gardens Drive
North Miami Beach, Florida 33179
Attn: General Counsel
Fax: (305) 947-1734
with a copy to (which shall not constitute notice to Equity One):
Goodwin Procter LLP
Exchange Place, 53 State St.
Boston, Massachusetts 02109
Attn: Gilbert G. Menna, Esq.
Attn: Suzanne D. Lecaroz, Esq.
Fax: (617) 523-1231
Each notice shall be in writing and shall be sent to the party to receive it, postage prepaid by certified mail, return receipt requested, or by a nationally recognized overnight courier service that provides tracking and proof of receipt. Inclusion of fax numbers is for convenience only, and notice by fax shall neither be sufficient nor required. Notices shall be deemed delivered upon receipt.

     6.6 Successors and Assigns. Except as otherwise provided herein, this Agreement shall inure to be benefit of and be binding upon the successors and assigns of each of the parties hereto, including subsequent Holders of Registrable Securities. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
     6.7 Headings. Headings are included solely for convenience of reference and if there is any conflict between headings and the text of this Agreement, the text shall control.
     6.8 Amendments and Waivers. The provisions of this Agreement may be amended or waived at any time only by the written agreement of Equity One and the Holders of a majority of the Registrable Securities; provided, however, that the provisions of this Agreement may not be amended or waived without the consent of the Holders of all the Registrable Securities adversely affected by such amendment or waiver if such amendment or waiver adversely affects a portion of the Registrable Securities but does not so adversely affect all of the Registrable Securities; provided, further, that the provisions of the preceding provision may not be amended or waived except in accordance with this sentence. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of Registrable Securities and Equity One.
     6.9 Interpretation; Absence of Presumption. For the purposes hereof, (i) words in the singular shall be held to include the plural and vice versa and words of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, paragraph or other references are to the Sections, paragraphs, or other references to this Agreement unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” unless the context otherwise requires or unless otherwise specified, (iv) the word “or” shall not be exclusive and (v) provisions shall apply, when appropriate, to successive events and transactions. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instruments to be drafted.
     6.10 Cumulative Remedies. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.
     6.11 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, unless such severance and construction would materially alter the intent of the parties hereto with respect to the transactions contemplated by this Agreement.

     6.12 Specific Performance; Other Rights. The parties hereto recognize that various rights rendered under this Agreement are unique and that monetary damages would not provide adequate compensation if the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and, accordingly, the parties shall, in addition to such other remedies as may be available to them at law or in equity, have the right to enforce the rights under this Agreement by actions for injunctive relief and specific performance. The parties agree not to raise any objections or defenses to the availability of equitable remedies (including that a remedy at law would be adequate) to prevent or restrain breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of the parties under this Agreement. If monetary damages are awarded to any Holder by a court of competent jurisdiction then Equity One shall have the right to offset the amount of any Special Payments owed under Section 2.9 against such monetary damages.
     6.13 Further Assurances. In connection with this Agreement, as well as all transactions and covenants contemplated by this Agreement, each party hereto agrees to execute and deliver or cause to be executed and delivered such additional documents and instruments and to perform or cause to be performed such additional acts as may be reasonably necessary or appropriate to effectuate, carry out and perform all of the terms, provisions and conditions of this Agreement and all such transactions and covenants contemplated by this Agreement.
     6.14 No Waiver. The waiver of any breach of any term or condition of this Agreement shall not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof.
     6.15 Jurisdiction; Service of Process. Each party hereto irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party agrees to commence any such action, suit or proceeding either in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Southern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in this Section 6.15 in any such action or proceeding by mailing copies thereof by registered United States mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 6.5. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.
     6.16 Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or any transaction contemplated hereby. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 6.16.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

EQUITY ONE, INC.
By:	/s/ Arthur L. Gallagher
Name: Arthur L. Gallagher
Its: EVP, GC & Sec.

LIBERTY INTERNATIONAL HOLDINGS LIMITED
By:	/s/ David Fischel
Name: David Fischel
Its: Director

[Signature page to Registration and Liquidity Rights Agreement]